Exhibit 10.1.2

This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. This document may be used only in connection with our offer and sale of the securities hereunder. You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else. A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting ___________ in the Human Resources department.

HealthSouth Corporation

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
(Pursuant to the 2016 Omnibus Performance Incentive Plan)

This Non-Qualified Stock Option Award Agreement (this “Award”) is granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the “Summary”) previously delivered to you as the person to whom the Option is granted (“Grantee”) and/or displayed at the website of UBS (http://www.ubs.com/onesource/HLS). The Summary, which specifies the name of Grantee, the date as of which the grant is made (the “Date of Grant”) and other specific details of the grant, and the electronic acceptance of the Summary are incorporated herein by reference.

1.GRANT OF OPTION. The Corporation hereby grants to Grantee the option to purchase (the “Option”), on the terms and subject to the conditions set forth herein and in the Plan (as defined below), up to the number of shares specified in the Summary of the Corporation’s common stock, par value $.01 per share (the “Common Stock”), at the exercise price per share set forth in the Summary (the “Exercise Price”), being not less than 100% of the Fair Market Value of such Common Stock on the Date of Grant. The Option is intended to constitute a non-qualified stock option and shall be administered consistently with such intent.

The Option is granted pursuant to the Corporation’s 2016 Omnibus Performance Incentive Plan (the “Plan”), a copy of which has been made available to Grantee electronically. This Award is subject in its entirety to all the applicable provisions of the Plan, which are hereby incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

2.PERIOD OF OPTION. Except as provided herein or as otherwise provided in the Plan, the Option is cumulatively vested and exercisable in installments in accordance with the schedule set forth in the Summary. The vested portions of the Option may be exercised from time to time during the term of the Option set forth in the Summary (the “Term”) as to the total number of shares allowable under this Section 2, or any lesser amount thereof. The Option is not exercisable before or after the dates specified in the Summary.

3.METHOD OF EXERCISE OF OPTION.

(a)Subject to the provisions of Section 2 hereof, the Corporation’s Insider Trading Policy and securities laws, the Option may be exercised in whole or in part by Grantee’s giving written notice, which notice may be given electronically, specifying the number of shares which Grantee elects to purchase and the date on which such purchase is to be made to the Corporation or its designated broker. Payment of the exercise price may be made in cash or shares of Common Stock, including, without limitation, a cashless exercise of the Option.
(b)In the event (i) there is an unexercised vested portion of the Option outstanding at the expiration of the Term and (ii) on such date, the last reported transaction price of the Common Stock on its primary securities exchange or automated quotation system exceeds the Exercise Price, Grantee hereby elects to exercise all such portions of the Option on such date, provided that such election is not revoked by written notice, which notice may be given electronically, to the Corporation on or before such date. In the event of any Option exercises pursuant to this subsection (b), payment of the Exercise Price shall be made in shares of Common Stock by cashless exercise, unless Grantee instructs the Corporation otherwise.

4.TERMINATION OF EMPLOYMENT.
(a)Except as provided in the subsection (b) below, the Option and this Award shall, upon termination of employment with the Corporation (including its subsidiaries), be subject to lapse and forfeiture or accelerated vesting, as the case may be, pursuant to Sections 16.5, 16.6, 16.7, and 16.8 of the Plan.
(b)In the event that Grantee dies, suffers a Disability or effects a Retirement, any unvested Option shall partially vest and become exercisable according to the following formula: the portion that becomes vested and exercisable shall equal the number of shares represented by the then unvested Option multiplied by the ratio of (i) the number of full months that have elapsed from the most recent vesting date set forth in the Summary to the date of death, Disability or Retirement, to (ii), the number of full months from the most recent vesting date set forth in the Summary to the final vesting date set forth in the Summary. All vested portions of the Option, including those subject to accelerated vesting pursuant to this subsection (b), shall be exercisable for the applicable period following termination set forth in Section 16.8(b) of the Plan.
5.TAX ISSUES.
(a)    Grantee agrees to notify the Corporation immediately if Grantee recognizes taxable income generated by the grant of the Award by the Corporation to Grantee pursuant to an election under Section 83(b) of the Code.
(b)    Grantee acknowledges that the Corporation has not advised Grantee regarding Grantee’s income tax liability in connection with the grant or vesting of the Option and the delivery of shares of Common Stock in connection with the exercise thereof. Grantee has reviewed with Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Option and the delivery of shares of Common Stock in connection with the exercise thereof as contemplated by this Award and the Plan. Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Grantee understands that Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award.
(c)    Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that Grantee will recognize taxable income in respect of the Option or the related shares of Common Stock, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to such securities. Such payment shall be made delivering to the Corporation, or having the Corporation withhold, a portion of the shares of Common Stock otherwise to be delivered to Grantee with respect to the Option sufficient to satisfy the minimum withholding required with respect thereto; provided, with advance notice, the Corporation may require, or lacking such a requirement the Grantee may elect, another method or a combination of such methods of satisfying the withholding requirement.
6.TRANSFERABILITY. Except as provided in Section 16.2 of the Plan, the Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution and is exercisable during Grantee’s lifetime only by Grantee.

7.BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of Grantee’s beneficiary or legal representatives, as the case may be.

8.ENTIRE AGREEMENT; AMENDMENT. This Award contains the entire agreement of the parties with respect to the Option granted hereby. This Award may be amended in accordance with the provisions of Section 16.2 of the Plan.

9.ACCEPTANCE OF AGREEMENT. By accepting the Award and/or the Summary electronically, Grantee confirms that the grant is in accordance with Grantee’s understanding and agrees to the terms of this Award and the terms of the Plan, all as of the Date of Grant.

10.APPLICABLE RECOUPMENT POLICY. Notwithstanding anything to the contrary contained in this Award, this Award is subject to the terms of the Compensation Recoupment Policy (the “Clawback Policy”) adopted by the Board of Directors of the Corporation (the “Board”), published with other Plan materials on the website of UBS (http://www.ubs.com/onesource/HLS). and modified from time to time to comply with applicable requirements of law or the listing standards of The New York Stock Exchange. This Award may be cancelled in accordance with the Clawback Policy in the event the Board or a committee thereof determines that one of the events enumerated in the Clawback Policy has occurred and that it is in the best interests of the Corporation to do so.

11.NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION.

(a)    From the date of termination of employment with the Corporation (including its subsidiaries) until the exercise, lapse or forfeiture of all outstanding, vested portions of the Option under this Award (the “Noncompetition Period”), Grantee shall not, directly or indirectly, participate in the management, operation or control of, or have any financial or ownership interest in, or aid or knowingly assist anyone else in the conduct of, any business or entity that (i) engages in the business of owning, operating or managing inpatient rehabilitation facilities offering a range of rehabilitative healthcare services, and services directly ancillary thereto (collectively, the “Company Business”) in any area within seventy-five (75) miles of where an inpatient rehabilitation facility owned or operated by the Corporation (the “Restricted Territory”) is located, or (ii) is, to Grantee’s knowledge, making preparations for engaging in the Company Business in any Restricted Territory (collectively, “Competitive Activity”); provided, however, that (x) the “beneficial ownership” by Grantee, either individually or as a member of a “group” (as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a breach of this Section 11 and (y) Grantee may enter into, at arm’s length, any bona fide joint venture (or partnership or other business arrangement) with any person who is not directly engaged in the Company Business but which is an affiliate of another person engaged in the Company Business.
(b)    Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other person to solicit any officer or other employee of the Corporation to: (i) terminate such officer’s or employee’s employment with the Corporation; or (ii) seek or accept employment or other affiliation with Grantee or any person engaged in any Competitive Activity in which Grantee is directly or indirectly involved (other than, in each case, any solicitation directed at the public in general in publications available to the public in general or any contact which Grantee can demonstrate was initiated by such officer, director or employee or any contact after such officer’s or employee’s employment with the Corporation is terminated). Grantee’s obligations under this subsection (b) with respect to new Corporation employees hired after the date of termination shall be subject to the condition that Grantee shall have been notified of such new employees.
(c)    Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other Person to solicit any person or entity in a business relationship with the Corporation (whether an independent contractor, joint venture partner or otherwise) to terminated such person or entity’s business relationship with the Corporation.
(d)    Grantee shall not, directly or indirectly, within the Noncompetition Period, make any statements or comments of a defamatory or disparaging nature to third parties regarding the Corporation or any of their members, principals, officers, managers, directors, personnel, employees, agents, services or products; provided, however, that nothing contained herein shall preclude Grantee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or as may be required by law.
(e)     In the event Grantee violates the terms of this Section 11, the Option and the Award shall be immediately cancelled, lapsed and forfeited.

12.ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee pursuant to Section 4 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of this Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.